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                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                           FOR TENDER OF OUTSTANDING
                          6 7/8% SENIOR NOTES DUE 2013
                         OF PEABODY ENERGY CORPORATION

     As set forth in the Exchange Offer (as defined below), this Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto or the electronic form used by The Depository Trust Company ("DTC") for this purpose must be used to accept the Exchange Offer if certificates for outstanding 6 7/8% Senior Notes due 2013 (the "Restricted Notes") of Peabody Energy Corporation (the "Company"), are not immediately available to the registered holder of such Restricted Notes, or if a participant in DTC is unable to complete the procedures for book-entry transfer on a timely basis of Restricted Notes to the account maintained by US Bank National Association (the "Exchange Agent") at DTC, or if time will not permit all documents required by the Exchange Offer to reach the Exchange Agent prior to midnight, New York City
time, on           , 2003, unless extended (the "Expiration Date"). This Notice of Guaranteed Delivery (or a facsimile hereof) or one substantially equivalent hereto may be delivered by mail (registered or certified mail is recommended), by facsimile transmission, by hand or overnight carrier to the Exchange Agent. See "The Exchange Offer -- Guaranteed Delivery Procedures." Capitalized terms used herein and not defined herein have the meanings assigned to them in the Exchange Offer.

      The Exchange Agent (the "Exchange Agent") for the Exchange Offer is:

                          US BANK NATIONAL ASSOCIATION

   By Mail or Overnight Delivery:                By Facsimile:                 By Mail or Overnight Delivery:
       U.S. Bank Trust Center           (for Eligible Institutions only)           U.S. Bank Trust Center
       180 East Fifth Street                     (651) 244-1537                    180 East Fifth Street
         St. Paul, MN 55101           Attention: Specialized Finance Group           St. Paul, MN 55101
Attention: Specialized Finance Group                                        Attention: Specialized Finance Group
                                             Confirm by Telephone:
                                                 (800) 934-6802

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of this Notice of Guaranteed Delivery via a facsimile number other than the number listed above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined therein) under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, the aggregate principal amount of Restricted Notes indicated below pursuant to the guaranteed delivery procedures and upon the terms and subject to the conditions set forth in the
accompanying Prospectus dated           , 2003 (as the same may be amended or
supplemented from time to time, the "Prospectus") and in the related Letter of Transmittal (which together with the Prospectus constitute the "Exchange Offer"), receipt of which is hereby acknowledged.

     The undersigned hereby represents, warrants and agrees that the undersigned has full power and authority to tender, exchange, sell, assign and transfer the tendered Restricted Notes and that the Company will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances when the tendered Restricted Notes are acquired by the Company as contemplated herein, and the tendered Restricted Notes are not subject to any adverse claims or proxies. The undersigned warrants and agrees that the undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents deemed by the Company or the Exchange Agent to be necessary or desirable to complete the tender, exchange, sale, assignment and transfer of the tendered Restricted Notes, and that the undersigned will comply with its obligations under the Registration Rights Agreement. The undersigned has read and agrees to all of the terms of the Exchange Offer.

     By tendering Restricted Notes and executing this Notice of Guaranteed Delivery, the undersigned hereby represents and warrants that (i) neither the undersigned nor any Beneficial Owner(s) is an "affiliate" of the Company, (ii) any Exchange Notes to be received by the undersigned and any Beneficial Owner(s) are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),
(iii) the undersigned and each Beneficial Owner have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act of 1933) of Exchange Notes to be received in the Exchange Offer, and (iv) the undersigned or any such Beneficial Owner, if not a Broker-Dealer, is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act of 1933) of such Exchange Notes. If the undersigned is a Broker-Dealer, it acknowledges that it will deliver a copy of the Prospectus in connection with any resale of the Exchange Notes; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933.

     All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of tendered Restricted Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding on all parties. The Company reserves the absolute right, in its sole and absolute discretion, to reject any and all tenders determined by the Company not to be in proper form or the acceptance of which, or exchange for, may, in the view of the Company or its counsel, be unlawful.

     All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, legal representatives, successors and assigns of the undersigned.

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
                                                    SIGN HERE

Name(s) of Registered Holder(s):                          Address(es):
--------------------------------------------------------  --------------------------------------------------------
--------------------------------------------------------  --------------------------------------------------------
Signature(s) of Owner(s) or Authorized Signatory:         --------------------------------------------------------
X ------------------------------------------------------  Tel. No(s):
X ------------------------------------------------------  --------------------------------------------------------
Date: --------------------------------------------------

     Must be signed by the registered holder(s) of the tendered Restricted Notes as their name(s) appear(s) on certificates for such tendered Restricted Notes, or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below.

                    DESCRIPTION OF RESTRICTED NOTES TENDERED
--------------------------------------------------------------------------------

                               NAME AND ADDRESS OF       CERTIFICATE NUMBER(S) OF
                             REGISTERED HOLDER AS IT    RESTRICTED NOTES TENDERED      AGGREGATE PRINCIPAL
                                  APPEARS ON THE          (OR ACCOUNT NUMBER FOR        AMOUNT RESTRICTED
 NAME OF TENDERING HOLDER        RESTRICTED NOTES          BOOK-ENTRY FACILITY)           NOTES TENDERED
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------


IF RESTRICTED NOTES WILL BE DELIVERED BY BOOK-ENTRY TRANSFER TO THE DEPOSITORY TRUST COMPANY, PROVIDE THE FOLLOWING INFORMATION:

DTC Account Number:
--------------------------------------------------------------------------------

Date:
--------------------------------------------------------------------------------

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (Not to be used for signature guarantee)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees delivery to the Exchange Agent, at one of its addresses set forth above, either certificates for the Restricted Notes tendered hereby, in proper form for transfer, or confirmation of the book-entry transfer of such Restricted Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimile thereof or an Agent's Message in lieu thereof) and any other documents required by the Letter of Transmittal, all within three (3) New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for the Restricted Notes tendered hereby to the Exchange Agent within the time period shown hereon and that failure to do so could result in a financial loss to the undersigned.


------------------------------------------------------------       ------------------------------------------------------------
                            FIRM                                                       AUTHORIZED SIGNATURE

------------------------------------------------------------       ------------------------------------------------------------
               ADDRESS (PLEASE TYPE OR PRINT)                                                  NAME

------------------------------------------------------------       ------------------------------------------------------------
                          ZIP CODE                                                            TITLE

------------------------------------------------------------       ------------------------------------------------------------
                   AREA CODE AND TEL. NO.                                                      DATE

DO NOT SEND CERTIFICATES FOR RESTRICTED NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF ORIGINAL NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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